                                                                    Exhibit 99.1

[COMPASS MINERALS LOGO]

NEWS RELEASE
CONTACTS:
Rodney L. Underdown (913-344-9395)              Peggy Landon (913-344-9315)
  Vice President and Chief Financial Officer      Director of Investor Relations


                      COMPASS MINERALS INTERNATIONAL, INC.
              POSTS RECORD SALES AND EARNINGS IN FIRST QUARTER 2004

      OVERLAND PARK, Kan. (May 4, 2004) - Compass Minerals International, Inc. (NYSE: CMP), a leading producer and marketer of salt and specialty potash, reported the following results today:

- First-quarter 2004 net income available for common stock increased 22 percent over the prior year to $30.3 million, or $0.94 per diluted share.

- First-quarter sales increased 18 percent over the prior year to $250.5 million. Sales include revenues from the sale of products, or "product sales," as well as pass-through shipping and handling fees charged to customers to reimburse the company for costs incurred on the customers' behalf. First-quarter product sales also increased 18 percent to $176.1 million.

- The company repaid the entire $14 million outstanding on its revolving credit facility in the first quarter and made a $10 million voluntary principal repayment on its term loan.

                                FINANCIAL RESULTS
                          (IN MILLIONS EXCEPT FOR EPS)

                                                                   1Q 2004      1Q 2003
                                                                   -------      -------
Gross sales                                                        $ 250.5      $ 212.7
Gross sales less shipping and handling (product sales)               176.1        148.6
Net income available for common stock                                 30.3         24.9
Fully diluted EPS                                                     0.94         0.68
EBITDA                                                                67.6         51.6
Adjusted EBITDA                                                       68.1         51.3

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
Compass Minerals International
First-Quarter 2004 Earnings
Page 2 of 9


      The company's 18 percent year-over-year sales increase for the first quarter includes a $19.6 million increase in salt product sales that was driven by more-normal winter weather in the United Kingdom when compared to the prior year, sales resulting from the higher commitment volumes of North American highway-deicing customers and brisk consumer deicing product sales on the East Coast. Salt product sales also increased due to the strengthening of both the Canadian dollar and the British pound against the U.S. dollar.

      Specialty potash fertilizer product sales grew 77 percent, or $7.9 million, over the previous year as a result of market-share increases that were propelled by the company's December 2003 acquisition of IMC Global, Inc.'s sulfate of potash marketing business.

                                  SALES VOLUMES
                             (IN THOUSANDS OF TONS)

                                                                           1Q 2004    1Q 2003
                                                                           -------    -------
Highway Deicing .......................................................      4,679      4,378
General Trade .........................................................        785        732
Specialty potash fertilizers (SOP) ....................................        101         58

      These sales increases, together with a reduction in production and distribution costs, produced a 36 percent year-over-year improvement in gross profit.

      "I'm very pleased to report that we achieved the highest quarterly sales and earnings in the company's history this quarter," said Michael E. Ducey, president and CEO of Compass Minerals International. "Winter weather boosted our consumer deicing sales, but weather was nearly typical in our North American and U.K. highway deicing markets. The true growth came from the sustainable expansion of our SOP and North American highway deicing businesses. I believe that these results, along with our $87 million reduction in debt net of cash this quarter, clearly demonstrate how Compass Minerals executes on its operating principles to create wealth for its shareholders."

      Selling, general and administrative expenses also increased by $2.8 million, or 24 percent, year-over-year in concert with the higher sales, reflecting increased variable compensation and benefit costs, the impact of the weakened U.S. dollar and other variable costs.

      Interest expense was $3.5 million higher in 2004 than in the same 2003 period because the company's senior subordinated discount notes were issued in May 2003. Of the $15.4 million first-quarter 2004 interest expense, $5.7 million is a non-cash accrual for the payment-in-kind interest on the company's senior subordinated discount notes and its senior discount notes.

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
Compass Minerals International
First-Quarter 2004 Earnings
Page 3 of 9


      Income taxes increased to $11.4 million compared to $4.4 million for the same period in 2003 primarily due to increased foreign income. The company currently estimates that its 2004 effective tax rate will be approximately 27 percent.

      Cash flow from operations was $101.7 million, an increase of $29 million over the first quarter of 2003. Capital expenditures were $3.9 million in first quarter of 2004 compared to $2.7 million in 2003. The company also paid $5.7 million in dividends. As a result, in the three months ended March 31, 2004, the company was able to increase cash by $68.7 million while reducing total debt by $18.3 million.

RESULTS FOR THE TWELVE MONTHS ENDED MARCH 31

      Compass Minerals' management also evaluates results on an April-through-March basis due to the impact that winter weather has on the company's sales and earnings. For the twelve months ended March 31, 2004, net income available for common stock increased 63 percent to $39.6 million compared to $24.3 million for the twelve months ended March 31, 2003.

                                FINANCIAL RESULTS
                                  (IN MILLIONS)


                                                                  TWELVE MONTHS ENDED  TWELVE MONTHS ENDED
                                                                     MARCH 31, 2004       MARCH 31, 2003
                                                                  -------------------  -------------------
Gross sales                                                               $638.4               $552.9
Gross sales less shipping and handling (product sales)                     462.8                399.8
Net income available for common stock                                       39.6                 24.3
EBITDA                                                                     150.0                124.8
Adjusted EBITDA                                                            156.9                134.6

      Highway deicing product sales for the twelve months ended March 31, 2004 equaled approximately 102 percent of the company's winter-season sales commitments. When actual sales approximate sales commitments, management views the deicing season as "typical" with no significant impact from unusual weather.

      Cash flow from operations for the twelve months ended March 31, 2004 was $98.1 million, and capital expenditures were $21.8 million for that same period.

      "Our results over the last twelve months demonstrate that the company has made sound improvement in its operating cash flow," Ducey continued. "And while slightly above-average winter weather marginally contributed to the improvement, our results represent true intrinsic growth. We will begin using these results - adjusted to reflect typical weather - as a benchmark for measuring our performance."

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
Compass Minerals International
First-Quarter 2004 Earnings
Page 4 of 9


EARNINGS CALL

      Compass Minerals International will discuss its first-quarter 2004 financial results on a conference call today, May 4, 2004, at 5:00 p.m. ET. The call will be broadcast on the company's Web site at www.CompassMinerals.com and can be accessed by calling (877) 228-7138. Outside of the U.S. and Canada, callers should dial (706) 643-0377. Replays of the call will be available on the company's Web site for two weeks. The replay can also be accessed for seven days at (800) 642-1687, Conference 6683815. Outside the U.S. and Canada, callers should dial (706) 645-9291.

ABOUT COMPASS MINERALS INTERNATIONAL

      Based in the Kansas City metropolitan area, Compass is the second-leading salt producer in North America and the largest in the United Kingdom. The company operates nine production facilities, including the largest rock salt mine in the world in Goderich, Ontario. The company's product lines include salt for highway deicing, consumer deicing, water conditioning, consumer and industrial food preparation, agriculture and industrial applications. In addition, Compass is North America's leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf.

NON-GAAP MEASURES

      EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA (EBITDA adjusted for non-recurring items and other income/expense) are non-GAAP measures. They are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, such measures may not be comparable to the calculation of these measures by other companies.

      Management believes that these non-GAAP measures can assist investors in understanding our cost structure, cash flows and financial position. Management further believes that it is helpful to provide an analysis of our ability to satisfy our debt service, capital expenditures and working capital requirements in terms of EBITDA and adjusted EBITDA. The company's financial covenants and ratios in our senior credit facilities and indentures are also tied to measures that are calculated by adjusting EBITDA as described below.

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
Compass Minerals International
First-Quarter 2004 Earnings
Page 5 of 9


                         ADJUSTED EBITDA RECONCILIATION

                                                                     TWELVE      TWELVE
                                                                     MONTHS      MONTHS
                                                                     ENDED       ENDED
                                                                    MARCH 31,   MARCH 31,
                                            1Q 2004    1Q 2003        2004        2003
                                            --------   --------     --------    --------
   Net income ........................      $   30.3   $   25.5     $   32.0    $   32.9
     Income tax expense ..............          11.4        4.4         15.4        10.3
     Interest expense ................          15.4       11.9         59.8        43.8
     Depreciation and amortization ...          10.5        9.8         42.8        37.8
                                            --------   --------     --------    --------
                                            $   67.6   $   51.6     $  150.0    $  124.8

   EBITDA
   Adjustments to income from operations:
     Restructuring and other charges .            --         --          2.4         5.2
     Other (income) expense (1) ......           0.5       (0.3)         4.5         4.6
                                            --------   --------     --------    --------
   Adjusted EBITDA ...................      $   68.1   $   51.3     $  156.9    $  134.6
                                            ========   ========     ========    ========

--------

(1) "Other (income) expense" primarily includes losses on early retirements of debt ($5.3 million in the LTM March 31, 2003), costs related to amending our senior credit facilities ($1.4 million in LTM March 31, 2004), gain related to early extinguishment of debt ($1.9 million in LTM March 31, 2004), interest income, and non-cash foreign exchange gains and losses in all periods.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's annual report on Form 10-K for the year ended December 31, 2003 on file with the Securities and Exchange Commission (Commission file no. 1-31921). The Company will not update any forward-looking statements made in this press release to reflect future events or developments.

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
Compass Minerals International
First-Quarter 2004 Earnings
Page 6 of 9


                      COMPASS MINERALS INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                   1Q 2004               1Q 2003
                                                  ----------            ----------
Sales ......................................      $    250.5            $    212.7
Cost of sales - shipping and handling ......            74.4                  64.1
Cost of sales - products ...................           104.1                  95.5
                                                  ----------            ----------

  Gross profit .............................            72.0                  53.1

Selling, general and administrative expenses            14.4                  11.6
                                                  ----------            ----------

  Operating earnings .......................            57.6                  41.5

Other (income) expense:
  Interest expense .........................            15.4                  11.9
  Other, net ...............................             0.5                  (0.3)
                                                  ----------            ----------

Income before income taxes .................            41.7                  29.9

Income tax expense .........................            11.4                   4.4
                                                  ----------            ----------

Net income .................................            30.3                  25.5

Dividends on preferred stock ...............              --                   0.6
                                                  ----------            ----------

Net income available for common stock ......      $     30.3            $     24.9
                                                  ==========            ==========

Net income per share, basic ................      $     1.00            $     0.71

Net income per share, diluted ..............            0.94                  0.68
Cash dividends per share, common ...........          0.1875                    --

Basic weighted-average shares outstanding ..      30,241,662            35,104,091
Diluted weighted-average shares outstanding       32,174,309            36,176,300


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
Compass Minerals International
First-Quarter 2004 Earnings
Page 7 of 9


                      COMPASS MINERALS INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)


                                                              MARCH 31,     DECEMBER 31,
                                                                 2004          2003
                                                              ----------    ----------
                              ASSETS

  Cash and cash equivalents ............................      $     71.3    $      2.6
  Receivables, net .....................................            86.0         117.4
  Inventories ..........................................            56.8          96.7
  Other current assets .................................             2.5           3.7
  Property, plant and equipment, net ...................           257.2         262.0
  Intangible assets - mineral interests and other, net .           172.0         172.7
  Other non-current assets .............................            31.0          31.4
                                                              ----------    ----------
      Total assets .....................................      $    676.8    $    686.5
                                                              ==========    ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities ....................................      $     95.9    $    114.0
Long-term debt, net of current portion .................           584.3         602.5
Deferred income taxes ..................................            77.1          77.7
Other noncurrent liabilities ...........................            36.6          36.4
Total stockholders' deficit ............................          (117.1)       (144.1)
                                                              ----------    ----------
       Total liabilities and stockholders' deficit .....      $    676.8    $    686.5
                                                              ==========    ==========


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
Compass Minerals International
First-Quarter 2004 Earnings
Page 8 of 9


                      COMPASS MINERALS INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)


                                                                  1Q 2004      1Q 2003
                                                                  --------     --------
Net cash provided by operating activities ..................      $  101.7     $   72.7

Cash flows from investing activities:

  Capital expenditures .....................................          (3.9)        (2.7)
  Other ....................................................           0.1           --
                                                                  --------     --------
    Net cash used in investing activities ..................          (3.8)        (2.7)
                                                                  --------     --------

Cash flows from financing activities:

  Principal payments on long-term debt .....................         (10.2)       (30.5)
  Revolver activity ........................................         (14.0)          --
  Dividends paid ...........................................          (5.7)          --
  Proceeds from stock option exercises .....................           0.2           --
  Deferred financing costs .................................          (0.1)        (0.1)
                                                                  --------     --------
    Net cash used in financing activities ..................         (29.8)       (30.6)
                                                                  --------     --------
Effect of exchange rate changes on cash and cash equivalents           0.6         (1.2)
                                                                  --------     --------

    Net increase in cash and cash equivalents ..............          68.7         38.2
                                                                  --------     --------
Cash and cash equivalents, beginning of period .............           2.6         11.9
                                                                  --------     --------

Cash and cash equivalents, end of period ...................      $   71.3     $   50.1
                                                                  ========     ========

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
Compass Minerals International
First-Quarter 2004 Earnings
Page 9 of 9



                      COMPASS MINERALS INTERNATIONAL, INC.
                         SEGMENT INFORMATION (UNAUDITED)
                                  (IN MILLIONS)

THREE MONTHS ENDED MARCH 31, 2004                   SALT       POTASH    OTHER (A)    TOTAL
---------------------------------                   ----       ------    ---------    -----
Sales to external customers ................      $  228.7    $   21.8   $     --   $  250.5
Intersegment sales .........................            --         2.3       (2.3)        --
Cost of sales - shipping and handling costs           70.7         3.7         --       74.4
Operating earnings (loss) ..................          60.2         3.0       (5.6)      57.6
Depreciation, depletion and amortization ...           8.5         2.0         --       10.5



THREE MONTHS ENDED MARCH 31, 2003                   SALT       POTASH    OTHER (A)   TOTAL
---------------------------------                   ----       ------    ---------   -----
Sales to external customers ................      $  200.4    $   12.3   $     --   $  212.7
Intersegment sales .........................            --         1.8       (1.8)        --
Cost of sales - shipping and handling costs           62.0         2.1         --       64.1
Operating earnings (loss) ..................          45.4         0.3       (4.2)      41.5
Depreciation, depletion and amortization ...           7.8         2.0         --        9.8

(a)   "Other" includes corporate entities and eliminations.


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